Exhibit 99.1

Investor Relations Contact:
Bob East, Westwicke Partners
(443) 213-0502
bob.east@westwicke.com

TIVITY HEALTH REPORTS FOURTH-QUARTER 2017 DILUTED EPS OF $0.20
AND ADJUSTED DILUTED EPS OF $0.41
———————————
REVENUES INCREASE 11.5% TO $139 MILLION
———————————
ANNOUNCES FINANCIAL GUIDANCE FOR 2018

NASHVILLE, Tenn. (February 22, 2018) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the fourth quarter and year ended December 31, 2017.

Fourth-Quarter 2017 Financial Highlights

•	Revenues increased by 11.5% to $139.4 million driven by growth in all three of the Company's lines of business. This compares to revenues of $124.9 million for the fourth quarter of 2016.

•
Income from continuing operations was $8.6 million, a decrease of 28.9% from $12.1 million for the fourth quarter of 2016. Adjusted income from continuing operations increased 26.0% to $17.6 million compared to $14.0 million for the fourth quarter of 2016. The fourth quarter of 2017 excludes $2.6 million in pre-tax restructuring charges and $7.4 million of income tax expense related to tax reform legislation. Adjusted income from continuing operations for the fourth quarter of 2016 excludes $5.2 million of pre-tax business separation costs and restructuring charges and a $2.2 million favorable adjustment to pre-tax depreciation expense. See pages 11-14 for a reconciliation of non-GAAP financial measures.

•
Income from continuing operations per diluted share was $0.20 compared to $0.30 for the fourth quarter of 2016, and adjusted income from continuing operations per diluted share grew 17.1%, to $0.41 from $0.35 for the fourth quarter of 2016. The adjusted income per diluted share of $0.41 excludes a restructuring charge of $0.04 per diluted share and a charge of $0.17 per diluted share resulting from the 2017 tax reform legislation. See pages 11-14 for a reconciliation of non-GAAP financial measures.

•
Weighted average diluted shares outstanding increased to 43.4 million compared with 39.8 million for the fourth quarter of 2016. The most significant factor driving the diluted share count increase was the 56% increase in the Company's weighted average stock price compared with the fourth quarter of 2016.

TVTY Reports Fourth-Quarter Results

February 22, 2018

•
Adjusted EBITDA was $29.8 million, or 21.4% of revenues, which excludes $2.6 million of restructuring expenses, compared to adjusted EBITDA for the fourth quarter of 2016 of $29.1 million, or 23.3% of revenues, which excluded $5.2 million of business separation costs and restructuring charges. See pages 11-14 for a reconciliation of non-GAAP financial measures.

•
Cash flow from operations was $31.6 million, and free cash flow totaled $29.7 million. Total debt was $146.0 million, and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's credit facility, improved to 1.0, compared with 1.9 at the end of 2016. At December 31, 2017, the Company had cash and cash equivalents of $28.4 million. See pages 11-14 for a reconciliation of non-GAAP financial measures.

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 11-14 for a reconciliation of non-GAAP financial measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues	$139.4	$124.9	$556.9	$501.0
Per diluted share:
Income from continuing operations, GAAP basis	$0.20	$0.30	$1.44	$1.47
Depreciation adjustment	—	(0.03)	—	(0.03)
Business separation expense	—	0.02	0.02	0.03
Restructuring charges	0.04	0.06	0.05	0.08
Tax reform impact	0.17	—	0.17	—
Adjusted income from continuing operations, non-GAAP basis (1)	$0.41	$0.35	$1.68	$1.55

Weighted average diluted common shares outstanding (in thousands)	43,426	39,793	42,547	38,075

(1) Figures may not add due to rounding.

"The fourth quarter capped off a solid year for Tivity Health as we experienced growth in all three lines of business," said Donato Tramuto, Tivity Health's Chief Executive Officer. "Our growth in eligible members for SilverSneakers® outpaced the growth in the overall Medicare Advantage market as we continued to increase our market share and our strategy has begun to show early signs of success with member awareness exceeding our expectations. We are also pleased with another strong growth year in Prime® Fitness as it continues to be our fastest growing line of business.

"In addition to the strong operational and financial results throughout the year, 2017 also marked the 25th anniversary of SilverSneakers. Our longevity in the market stands as a testament to the power of our brand and the impact on the lives of our members. I'm incredibly proud of our results and of the effort of all our hardworking colleagues here at Tivity Health."

TVTY Reports Fourth-Quarter Results

February 22, 2018

Adam Holland, Tivity Health's Chief Financial Officer added, "During the fourth quarter, we were able to strengthen our balance sheet by paying down debt with our free cash flow. We're well positioned to drive future growth and I believe our initial 2018 outlook demonstrates the power of our business model against the backdrop of strong market demographics."

During the fourth quarter of 2017, the Company initiated and completed a restructuring plan aimed at streamlining certain operations support functions.  The Company incurred approximately $2.6 million of pre-tax restructuring charges during the fourth quarter and does not expect additional material charges under this plan.  The Company anticipates annualized savings in 2018 of approximately $4 million from this restructuring.

The Tax Cuts and Jobs Act of 2017 was signed into law during the fourth quarter, and the Company incurred a non-cash charge of $7.4 million, or $0.17 per diluted share, related to both the re-measurement of its deferred tax assets to the lower tax rate and the requirement under provisions of the new law to recalculate the impact of repatriation of its foreign earnings, which occurred earlier in the year.

2018 Financial Guidance

Tivity Health announced today its financial guidance for 2018, which includes:

•	Revenues in a range of $607 million to $625 million;
•	EBITDA in a range of $139 million to $144 million; and
•	Earnings per diluted share in a range of $2.12 to $2.20.

This guidance for 2018 also includes:
•	Depreciation expense of approximately $4 million;
•	Interest expense of approximately $8 million, of which approximately $6 million is non-cash expense;
•	An effective tax rate of approximately 27%;
•	Weighted average diluted shares outstanding in a range of 43.5 to 44.0 million;
•	Free cash flow in excess of $100 million; and
•	Capital expenditures of approximately $10 million.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.tivityhealth.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 9891381, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the

TVTY Reports Fourth-Quarter Results

February 22, 2018

Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's services;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission
The Company undertakes no obligation to update or revise any such forward-looking statements.

TVTY Reports Fourth-Quarter Results

February 22, 2018

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 15.6 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Learn more at www.tivityhealth.com.

TVTY Reports Fourth-Quarter Results

February 22, 2018

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$28,440	$1,602
Accounts receivable, net	55,113	50,424
Prepaid expenses	3,444	3,409
Other current assets	2,180	2,250
Cash convertible notes hedges, current	134,079	—
Income taxes receivable	39	426
Total current assets	223,295	58,111

Property and equipment:
Leasehold improvements	10,384	10,144
Computer equipment and related software	19,508	23,024
Furniture and office equipment	8,194	8,670
Capital projects in process	1,105	2,079
	39,191	43,917
Less accumulated depreciation	(28,533)	(35,586)
	10,658	8,331

Other assets	13,315	6,688
Cash convertible notes hedges, long-term	—	48,361
Long-term deferred tax asset	25,166	59,562
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$636,163	$544,782

TVTY Reports Fourth-Quarter Results

February 22, 2018

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2017	December 31, 2016
Current liabilities:
Accounts payable	$26,804	$26,029
Accrued salaries and benefits	15,018	18,686
Accrued liabilities	33,527	33,623
Other current liabilities	984	397
Cash conversion derivative, current	134,079	—
Current portion of long-term debt	145,959	46,046
Current portion of long-term liabilities	2,262	7,582
Total current liabilities	358,633	132,363

Long-term debt	—	164,297
Cash conversion derivative, long-term	—	48,361
Other long-term liabilities	5,577	10,463

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,729,580 and 38,933,580 shares outstanding, respectively	40	39
Additional paid-in capital	349,243	341,270
Accumulated deficit	(49,148)	(119,327)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	—	(4,502)
Total stockholders' equity	271,953	189,298
Total liabilities and stockholders' equity	$636,163	$544,782

TVTY Reports Fourth-Quarter Results

February 22, 2018

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues	$139,354	$124,933	$556,942	$500,998
Cost of services (exclusive of depreciation and amortization of $788, $(1,080), $2,802 and $3,468, respectively, included below)	99,596	87,709	395,605	357,120
Selling, general & administrative expenses	9,985	9,553	34,361	39,478
Depreciation and amortization	931	(1,267)	3,357	4,085
Restructuring and related charges	2,554	3,763	3,223	4,933

Operating income	26,288	25,175	120,396	95,382
Interest expense	3,445	4,203	15,613	17,318

Income before income taxes	22,843	20,972	104,783	78,064
Income tax expense	14,219	8,847	43,553	21,973

Income from continuing operations	8,624	12,125	61,230	56,091
Income (loss) from discontinued operations, net of income tax	(141)	(5,225)	2,485	(184,706)
Net income (loss)	8,483	6,900	63,715	(128,615)
Less: net income attributable to non-controlling interest	—	—	—	496
Net income (loss) attributable to Tivity Health, Inc.	$8,483	$6,900	$63,715	$(129,111)

Earnings (loss) per share attributable to Tivity Health, Inc. - basic:
Continuing operations	$0.22	$0.31	$1.56	$1.52
Discontinued operations	$(0.00)	$(0.14)	$0.06	$(5.01)
Net income (loss) (1)	$0.21	$0.18	$1.62	$(3.49)

Earnings (loss) per share attributable to Tivity Health, Inc. - diluted:
Continuing operations	$0.20	$0.30	$1.44	$1.47
Discontinued operations	$(0.00)	$(0.13)	$0.06	$(4.86)
Net income (loss)	$0.20	$0.17	$1.50	$(3.39)

Comprehensive income (loss)	$8,483	$5,533	$68,217	$(128,878)

Weighted average common shares
and equivalents:
Basic	39,662	38,661	39,357	36,999
Diluted	43,426	39,793	42,547	38,075

(1) Figures may not add due to rounding.

TVTY Reports Fourth-Quarter Results

February 22, 2018

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income from continuing operations	$61,230	$56,091
Net income (loss) from discontinued operations	2,485	(184,706)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,357	31,292
Amortization of deferred loan costs	2,887	2,209
Amortization of debt discount	8,001	7,564
Share-based employee compensation expense	6,658	17,538
Loss on sale of MeYou Health	—	5,325
(Gain) loss on sale of TPHS business	(4,733)	192,034
Loss on release of cumulative translation adjustment	3,044	—
Equity in income from joint ventures	—	(271)
Deferred income taxes	40,935	(75,942)
(Increase) decrease in accounts receivable, net	(3,939)	8,330
Decrease in other current assets	820	2,819
Decrease in accounts payable	(407)	(3,376)
Decrease in accrued salaries and benefits	(6,061)	(1,056)
Decrease in other current liabilities	(6,436)	(4,825)
Other	(2,565)	(7,425)
Net cash flows provided by operating activities	$105,276	$45,601

Cash flows from investing activities:
Acquisition of property and equipment	$(5,910)	$(14,474)
Investment in joint ventures	—	(1,298)
Proceeds from sale of MeYou Health	—	5,156
Payments related to sale of TPHS business	—	(27,469)
Other	—	(787)
Net cash flows used in investing activities	$(5,910)	$(38,872)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$373,450	$515,666
Payments of long-term debt	(449,084)	(527,115)
Payments related to tax withholding for share-based compensation	(4,481)	(7,699)
Exercise of stock options	5,722	10,002
Deferred loan costs	(2,452)	(424)
Change in cash overdraft and other	2,533	2,834
Net cash flows used in financing activities	$(74,312)	$(6,736)

Effect of exchange rate changes on cash	$1,784	$(261)

Less: net decrease in discontinued operations cash and cash equivalents	$—	$(1,637)

Net increase in cash and cash equivalents	$26,838	$1,369

TVTY Reports Fourth-Quarter Results

February 22, 2018

Cash and cash equivalents, beginning of period	1,602	233

Cash and cash equivalents, end of period	$28,440	$1,602

TVTY Reports Fourth-Quarter Results

February 22, 2018

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$29,773	$29,148
Business separation costs (2)	—	(1,477)
Restructuring charges (3)	(2,554)	(3,763)
EBITDA from continuing operations, non-GAAP basis (4)	$27,219	$23,908
Depreciation and amortization	(931)	1,267
Interest expense	(3,445)	(4,203)
Income tax expense	(14,219)	(8,847)
Income from continuing operations, GAAP basis	$8,624	$12,125

(1)
Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

(2)
Business separation costs consists of pre-tax charges of $1,477,000 for the three months ended December 31, 2016 related to the separation of the Network Solutions business from the disposed total population health services ("TPHS") business.

(3)
Restructuring charges consists of pre-tax charges of $2,554,000 for the three months ended December 31, 2017 related to a restructuring to streamline our operations support and $3,763,000 for the three months ended December 31, 2016 associated with the 2016 restructuring of corporate support infrastructure.

(4)
EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

TVTY Reports Fourth-Quarter Results

February 22, 2018

Reconciliation of Adjusted Income from Continuing Operations
Per Share ("EPS"), Non-GAAP Basis to EPS, GAAP Basis

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Adjusted EPS, non-GAAP basis (5)	$0.41	$0.35	$1.68	$1.55
EPS (loss) attributable to income tax expense related to tax reform (6)	(0.17)	—	(0.17)	—
EPS attributable to depreciation adjustment (7)	—	0.03	—	0.03
EPS (loss) attributable to business separation costs (8)	—	(0.02)	(0.02)	(0.03)
EPS (loss) attributable to restructuring charges (9)	(0.04)	(0.06)	(0.05)	(0.08)
EPS, GAAP basis	$0.20	$0.30	$1.44	$1.47

(5)
Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to income tax expense related to tax reform, a depreciation adjustment, business separation costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with U.S. GAAP.

(6)
EPS (loss) attributable to income tax expense related to tax reform is due to the implementation of the Tax Cuts and Job Act of 2017, which resulted in incremental tax expense of $7,442,000 during the three and twelve months ended December 31, 2017 related to both the re-measurement of our deferred tax assets to the lower tax rate and the requirement to recalculate the impact of repatriation of our foreign earnings, which occurred earlier in the year.

(7)
EPS attributable to depreciation adjustment consists of a pre-tax adjustment of $2,174,000 for the three and twelve months ended December 31, 2016 related to an adjustment in the depreciation expense allocated between continuing and discontinued operations based on having completed our asset separation analysis during the fourth quarter of 2016.  The tax rate applied to this expense was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)
EPS (loss) attributable to business separation costs consists of pre-tax charges of $1,477,000 and $2,189,000 for the three and twelve months ended December 31, 2016, respectively, and $1,639,000 for the twelve months ended December 31, 2017.  These costs related to the separation of the Network Solutions business from the disposed TPHS business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(9)
EPS (loss) attributable to restructuring charges consists of pre-tax charges of $3,763,000 and $4,933,000 for the three and twelve months ended December 31, 2016, respectively, and $2,554,000 and $3,223,000 for the three and twelve months ended December 31, 2017, respectively.  The charges of $2,554,000 related to a restructuring to streamline our operations support during the fourth quarter of 2017, while all remaining restructuring charges disclosed in the table were associated with a restructuring of corporate support infrastructure that began in 2016 and was completed during the first quarter of 2017.    The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

TVTY Reports Fourth-Quarter Results

February 22, 2018

Reconciliation of Adjusted Income from Continuing Operations, Non-GAAP Basis to
Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Adjusted income from continuing operations, non-GAAP basis (10)	$17,610	$13,979
Net loss attributable to income tax expense related to tax reform (11)	(7,442)	—
Net income attributable to depreciation adjustment (12)	—	1,314
Net loss attributable to business separation costs (13)	—	(893)
Net loss attributable to restructuring charges (14)	(1,544)	(2,275)
Income from continuing operations, GAAP basis	$8,624	$12,125

(10)
Adjusted income from continuing operations is a non-GAAP financial measure.  The Company excludes net income/loss attributable to income tax expense related to tax reform, a depreciation adjustment, business separation costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted income from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(11)
Net loss attributable to income tax expense related to tax reform is due to the implementation of the Tax Cuts and Job Act of 2017, which resulted in incremental tax expense of $7,442,000 during the three months ended December 31, 2017 related to both the re-measurement of our deferred tax assets to the lower tax rate and the requirement to recalculate the impact of repatriation of our foreign earnings, which occurred earlier in the year.

(12)
Net income attributable to depreciation adjustment consists of a pre-tax adjustment of $2,174,000 for the three months ended December 31, 2016 related to an adjustment in the depreciation expense allocated between continuing and discontinued operations based on having completed our asset separation analysis during the fourth quarter of 2016.  The tax rate applied to this expense was 39.55%, which represented the combined estimated U.S. federal and state statutory tax.

(13)
Net loss attributable to business separation costs consists of pre-tax charges of $1,477,000 for the three months ended December 31, 2016 related to the separation of the Network Solutions business from the disposed TPHS business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)
Net loss attributable to restructuring charges consists of pre-tax charges of $2,554,000 during the three months ended December 31, 2017 associated with a restructuring begun and completed during the fourth quarter of 2017 to streamline our operations support and pre-tax charges of $3,763,000 during the three months ended December 31, 2016 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

TVTY Reports Fourth-Quarter Results

February 22, 2018

Reconciliation of Free Cash Flow, Non-GAAP Basis to
Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

Three Months Ended December 31, 2017
Free cash flow, non-GAAP basis (15)	$29,713
Acquisition of property and equipment	1,936
Net cash flows provided by operating activities, GAAP basis	$31,649

(15)
Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP.

Reconciliation of EBITDA from Continuing Operations Guidance, Non-GAAP Basis to Income from Continuing Operations Guidance, GAAP Basis
 (In millions)
Year Ending December 31, 2018
EBITDA from continuing operations guidance, non-GAAP basis (16)	$139 - 144
Depreciation and amortization	(4)
Interest expense	(8)
Income tax expense	(34 - 36)
Income from continuing operations, GAAP basis	$93 - 96

(16)
EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations guidance determined in accordance with U.S. GAAP.